UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) JULY 21, 2005

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway
Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The following is a summary of certain compensation arrangements we have with our Named Executive Officers (as such term is defined in Item 402(a)(3) of Regulation S-K of the Securities and Exchange Commission), who are: Dr. Pehong Chen, our President and Chief Executive Officer; William E. Meyer, our Executive Vice President and Chief Financial Officer; and Alex Kormushoff, our Senior Vice President, Worldwide Field Operations.

Salary

Dr. Chen has been our Chairman, Chief Executive Officer and President since 1993. Dr. Chen’s annual salary has been $350,000 for each of the past three fiscal years.  Mr. Meyer has been our Executive Vice President and Chief Financial Officer since 2003.  Under the terms of Mr. Meyer’s offer letter dated March 4, 2003, Mr. Meyer’s annual salary has been $224,000 since joining BroadVision.  Mr. Kormushoff served as our Senior Vice President of Global Services from 2002 to 2004, and since October 2004 Mr. Kormushoff has been our Senior Vice President of Worldwide Field Operations.  Under the terms of Mr. Kormushoff’s offer letter dated September 23, 2002, Mr. Kormushoff’s annual salary was $200,000 for 2002 and 2003.  Mr. Kormushoff’s salary was $205,000 for 2004, and his current annual salary is $220,000.

Bonus

Dr. Chen and Messrs. Meyer and Kormushoff are eligible to receive bonus payments at the discretion of the Company’s board of directors. Dr. Chen did not receive a bonus in any of the last three fiscal years. Under the terms of Mr. Meyer’s offer letter Mr. Meyer is eligible to receive incentive bonuses of up to $90,000 per year, at the discretion of our board of directors. Mr. Meyer received bonus payments in the aggregate amount of $10,000 for each of 2003 and 2004.  Mr. Kormushoff received bonus payments in the aggregate amount of $18,750 in 2003, and did not receive a bonus in 2004.

Stock Option Plans

Dr. Chen and Messrs. Meyer and Kormushoff are eligible to receive stock options under our equity incentive plans at the discretion of our board of directors.  Dr. Chen holds no option with a per-share exercise price below $2.16. Mr. Meyer holds no option with a per-share exercise price below $3.80.  Mr. Kormushoff holds no option with a per-share exercise price below $2.55.

Severance Plans

Messrs. Meyer and Kormushoff are eligible to participate in our Executive Severance Benefit Plan, established in 2003, in Group 1. Dr. Chen and Messrs. Meyer and Kormushoff are eligible to participate in our Change of Control Severance Benefit Plan established in 2003 and were formally designated by our board of directors as a Level I Eligible Employee, a Level II Eligible Employee and a Level II Eligible Employee, respectively, on July 21, 2005.  Benefits payable to an individual under this plan are offset by any other benefits paid to such individual under other similar plans or arrangements (including our Executive Severance Benefit Plan).  In addition, Mr. Meyer’s offer letter provides that, in the event Mr. Meyer’s employment with the Company ceases under certain circumstances, and if Mr. Meyer does not receive any benefits from our Change of Control Severance Benefit Plan, Mr. Meyer is eligible to receive a severance payment equal to up to nine months of his base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: July 27, 2005	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President,
Chief Financial Officer